Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Energy XXI Gulf Coast, Inc. and subsidiaries (the “Company”) of the reference to Netherland, Sewell & Associates, Inc. and the inclusion of our report dated March 7, 2018 in the Annual Report on Form 10-K for the year ended December 31, 2017, of the Company and its subsidiaries, filed with the Securities and Exchange Commission on March 21, 2018.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas

May 17, 2018

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